True2Beauty S-1

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated January 30, 2015, on the consolidated financial statements of True 2 Beauty, Inc. for the years ended March 31, 2014 and 2013, included herein on the registration statement of True 2 Beauty, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/S/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

January 30, 2015